Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                       Third Point LLC
                                        390 Park Avenue
                                        New York, NY 10022


Date of Event Requiring Statement:      12/29/2008
Issuer and Ticker Symbol:               BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                 10% Owner (1)
Designated Filer:                       Daniel S. Loeb


TABLE I INFORMATION

Title of Security:                      Common Stock, par value $0.01 per share
Transaction Date                        12/29/2008
Transaction Code                        C
Amount of Securities and Price          4,328,800 (2)
Securities Acquired (A) or
     Disposed of (D)                    A
Amount of Securities Beneficially
     Owned Following Reported
     Transactions                       5,578,800
Ownership Form:                         I
Nature of Indirect Beneficial
     Ownership:                         (1)


TABLE II INFORMATION

Title of Security:                      Units
Transaction Date                        12/29/2008
Transaction Code                        C
Amount of Securities and Price          4,328,800 (2)
Securities Acquired (A) or
     Disposed of (D)                    D
Amount of Securities Beneficially
     Owned Following Reported
     Transactions                       0
Ownership Form:                         I
Nature of Indirect Beneficial
     Ownership:                         (1)